EXHIBIT 10.28

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment") is entered into this 23rd day of April, 2019 ("Effective Date") by and between SAWGRASS BUSINESS PLAZA, LLC, a Florida limited liability company ("Landlord"), whose address is c/o Morris Southeast Group, Inc., 13798 N W 4th Street, Suite 310, Sunrise, FL 33325 and U.S. STEM CELL, INC., a Florida corporation ("Tenant"), whose address is 13794 NW 4th Street, Suites 211 -213, Sunrise FL 33325. Landlord and Tenant shall be collectively referred to as the "Parties." Capital ized term(s) used herein and not otherwise defined shall have the meaning ascribed to such term(s) in the Lease (defined below).

WHEREAS, Landlord and Tenant entered into that certain Office Lease, dated February 4, 2016, as amended by that certain First Amendment to Lease, between Landlord and Tenant, dated November 17, 2017 (collectively, the "Lease") with respect to that certain premises located at 13794 NW 4th Street, Suites 211 -213, Sunrise, FL 33325 ("Premises");

WHEREAS, the term of the Lease is scheduled to expire on August 31 ,2019;

WHEREAS, Landlord and Tenant desire to extend the term of the Lease upon the terms and conditions set forth herein; and

WHEREAS, Land lord and Tenant desire to modify and/or confirm certain other obligations in the Lease, as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1 .     Recitals. The above-mentioned recitals are true, correct and incorporated herein by this reference .

2.    Term. The term of the Lease shall be extended for an additional period of Sixty (60) months, commencing September 1 , 2019 and expiring on August 31, 2024 (such period shall be hereinafter referred to as the "Extension Term"). Therefore, commencing upon execution of this Amendment by both Parties, the expiration date of the Lease shall be August 31 , 2024.

 3.     Base Rent. The monthly base rent during the Extension Term shall be as follows:

Base Rent
Lease Period	Base Rent Per Sq. Ft.	Annual Base Rent	Monthly Base Rent
9/ I / 1 9 - 8/31120	$18.04	$87,674.40	$7,306.20
9/ l /20 - 8/31/2 I	$18.58	$90,304.63	$7,525.39
9/ I /2 l - 8/31/22	$19.14	$93,013.77	$7,751.15
9/ I /22 - 813 I /23	$19.71	$95,804. 18	$7,983.68
9/ I /23 - 8/3 I /24	$20.30	$98,678.31	$8,223.19

  4.     Operating Expenses; Utilities and Sales Taxes. At all times during the Lease, in addition to the monthly base rent, Tenant shall pay its proportionate share of Landlord's monthly Operating Expenses, including, but not limited to, Real Estate Taxes, Insurance Premiums and Common Area Maintenance. The estimated monthly payment of Tenant's proportionate share of Land lord ' s operating expenses for 2019 is $3,349.35 per month (based upon an estimate of $8.27 per rentable square foot). Said amount is an estimate and subject to change in Landlord's sole discretion. Tenant is responsible for all costs associated with the utilities used in the Premises, including, but not limited to, electric. Tenant shall pay sales taxes on all amounts due under the Lease at the time such payments are due. Currently, sales tax is 6.7% in Broward County.

5.    Options. The Parties hereby acknowledge that Tenant does not have any options to renew and extend the term of the Lease.

6.     Estoppel. Tenant acknowledges and agrees that Land lord is not currently in default of any of Landlord 's obligations pursuant to the Lease as of the date hereof.

7.     Ratification of Lease. The Lease, as amended hereby, is in full force and effect, and is ratified and confirmed, and there are no other amendments or modifications therein, except as stated herein. In the event of any conflicts between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Lease not modified by this Amendment shall remain in full force and effect.

8.     Applicable Law. This Amendment and the Lease shall be governed by and construed in accordance with the laws of the state of Florida.

9.     Counterparts; E-Mail or Facsimile Transmission of Signatures . This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute a single integrated document and shall be binding and effective upon each patty. The parties agree that a faxed or electronically transmitted copy or copies of this Amendment and/or the signatures collected herein, shall have the same evidentiary and legal effect as the original(s).

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal, as of the Effective Date.

WITNESSED BY:	LANDLORD:

SAWGRASS BUSINESS PLAZA, LLC
Signature: /s/ Alina Carvajal
Print Name: Alina Carvajal	By: /s/ Michael T. Montero
Name: Michael T. Montero
Title: Manager

TENANT:
Signature: /s/ Julieta Radiche
Print Name: Julieta Radiche	U.S. STEM CELL, INC.

By: /s/ Mike Tomas
Signature: /s/ Danique Stewart	Name: Mike Tomas
Print Name: Danique Stewart	Title: President and CEO